Exhibit 99.1

BroadSoft Completes Acquisition of iLinc Communications, Inc.

Web collaboration capabilities further bolsters BroadSoft’s extensive Unified Communications services

GAITHERSBURG, MD, October 3, 2011 – BroadSoft, Inc. (NASDAQ: BSFT) today announced it has completed the acquisition of Phoenix, Arizona-based iLinc Communications, Inc., a leading provider of web collaboration services for global businesses, governments and educational institutions.

With its extensive capabilities, iLinc meets the web collaboration needs of enterprises of all sizes, across a broad range of industries, whether hosting internal meetings with colleagues in various locations, to holding informative customer and sales webinars, to conducting large training sessions online with several thousand attendees. As part of BroadSoft’s commitment to delivering innovative Unified Communications (UC) services to global service providers, iLinc’s web collaboration tools will become BroadCloud® Web Collaboration – a Software-as-a-Service (SaaS)-based web collaboration service that enables organizations to efficiently engage, learn and collaborate.

“Whether it is through strategic acquisitions or in-house development, we remain committed to offering an extensive, innovative range of unified communications services that empower global service providers to meet the evolving communication needs of their enterprise and consumer customers,” said Michael Tessler, chief executive officer, BroadSoft. “With BroadCloud Web Collaboration our global service provider customers can now offer a branded, comprehensive web collaboration service at a competitive price with the goal of earning higher margins versus reselling other services.”

BroadSoft believes the acquisition will deliver several key benefits to its customer base of 450 global telecommunications service providers.

Service Provider Benefits:

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New, higher margin web collaboration service: BroadCloud Web Collaboration offers service providers a cost-effective, feature-rich alternative to reselling other web collaboration services, with more attractive margins.

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Expanded brand value: Service providers can now offer a branded web collaboration service that tightly integrates with all their UC capabilities, extending their brand value, increasing customer loyalty and reducing churn.

•	Easy to manage: By leveraging web-based service management tools provided by BroadSoft, service providers can efficiently provision and bill their newest UC service.

BroadCloud Web Collaboration will be demonstrated at BroadSoft Connections 2011: Crush It! at the JW Marriott Desert Ridge Resort in Phoenix, Arizona, October 16 – 19, 2011.

BroadSoft anticipates the acquisition will be non-dilutive to non-GAAP earnings per share through 2012.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “will,” “believe,” “anticipates” and other similar terms and phrases and include statements regarding BroadSoft’s ability to leverage the iLinc technology to enhance BroadSoft’s cloud-based unified communications capabilities, the benefits of the acquisition and use of the iLinc technology to BroadSoft’s service provider customers and the acquisition’s impact on BroadSoft’s non-GAAP earnings per share through 2012. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to BroadSoft’s ability to: incorporate iLinc’s technology, continue to service the customers acquired through the transaction at historical levels, extend iLinc services to additional customers and integrate and retain iLinc personnel, as well as those factors contained in the “Risk Factors” section of BroadSoft’s Form 10-Q for the quarter ended June 30, 2011, filed with the Securities and Exchange Commission on August 8, 2011, and in BroadSoft’s other filings with the Securities and Exchange Commission. All information in this press release is as of October 3, 2011. Except as required by law, BroadSoft undertakes no obligation to update publicly any forward-looking statement made herein for any reason to conform the statement to actual results or changes in its expectations.

About BroadSoft:

BroadSoft provides software that enables mobile, fixed-line and cable service providers to deliver voice and multimedia services over their IP-based networks. The Company’s software, BroadWorks®, enables service providers to provide enterprises and consumers with a range of cloud-based, or hosted, IP multimedia communications, such as hosted IP private branch exchanges, video calling, unified communications, collaboration and converged mobile and fixed-line services.

BroadSoft and BroadWorks are registered trademarks of BroadSoft, Inc.

Media Contacts:

Elaine Myada

+1-240-720-9558

emyada@broadsoft.com

Brian Lustig

+1-301-775-6203

brian@lustigcommunications.com

Sarah O’Neill

+44 (0) 207 751 4444

soneill@miliberty.com